EXHIBIT 10.1





                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                                HFS INCORPORATED,


                              HJ ACQUISITION CORP.


                                       and


                               JACKSON HEWITT INC.


                                   dated as of


                                November 19, 1997

Defined Term                                          Section No.


                             Index of Defined Terms


Defined Term                                                        Section No.

Agreement....................................................        Recitals
Acquisition Proposal..........................................        5.4
Appointment Date..............................................        5.1
Benefit Plans.................................................        3.9(a)
Bylaws........................................................        1.4
Articles of Incorporation.....................................        1.4
Certificates..................................................        2.2(b)
Chief Scientist...............................................        3.10(p)
Closing.......................................................        1.6
Closing Date..................................................        1.6
Code..........................................................        3.9(a)
Company.......................................................        Recitals
Company Agreements............................................        3.4
Company Options...............................................        2.5(b)
Company SEC Documents.........................................        3.5
Confidentiality Agreement.....................................        5.2
Copyrights....................................................        3.12(l)
Dissenting Shareholders.......................................        2.1(c)
D&O Insurance.................................................        5.10(b)
Effective Time................................................        1.5
Encumbrances..................................................        3.2(b)
ERISA..........................................................       3.9(a)
ERISA Affiliate...............................................        3.9(a)
Exchange Act..................................................        1.1(a)
Financial Statements..........................................        3.5
GAAP..........................................................        3.5
Governmental Entity...........................................        3.4
HSR Act.......................................................        3.4
Indemnified Party.............................................        5.9(a)
Intellectual Property.........................................        3.12
Licenses......................................................        3.12(l)
Mask Works....................................................        3.12(l)
Merger........................................................        1.4
Merger Consideration..........................................        2.1(c)
Minimum Condition.............................................        1.1(a)
Offer.........................................................        1.1(a)
Offer Documents...............................................        1.1(b)
Offer Price...................................................        1.1(a)
Offer to Purchase.............................................        1.1(a)
Option Exchange Ratio.........................................        2.5(a)
Option Plan...................................................        2.5(a)
Parent........................................................        Recitals

Defined Term                                                        Section No.


Parent Common Stock............................................        2.5(a)
Parent Option..................................................        2.5(a)
Parent Option Plan.............................................        2.5(a)
Patents........................................................        3.12(l)
Paying Agent...................................................        2.2(a)
Preferred Stock................................................        3.2(a)
Proxy Statement................................................        1.8(a)
Purchaser......................................................        Recitals
Purchaser Common Stock.........................................        2.1
Schedule 14D-1.................................................        1.1(b)
Schedule 14D-9.................................................        1.2(b)
SEC............................................................        1.1(b)
SEC Documents..................................................        3.5
Secretary of State.............................................        1.5
Securities Act.................................................        3.5
Service........................................................        3.9(g)
Shares.........................................................        1.1(a)
Special Meeting................................................        1.8(a)
Stockholder Agreement..........................................        1.2(a)
Subsidiary.....................................................        3.1
Surviving Corporation..........................................        1.4
Taxes..........................................................        3.10(r)
Tax Return....................................................  .      3.10(r)
Trademarks....................................................  .      3.12(l)
Transactions...................................................        1.2(a)
Unvested Company Option........................................        2.5(a)
Vested Company Option..........................................        2.5(b)
Voting Debt....................................................        3.2(a)

                                TABLE OF CONTENTS

ARTICLE I                  THE OFFER AND MERGER................................
Section 1.1                The Offer...........................................
Section 1.2                Company Actions.....................................
Section 1.3                Directors...........................................
Section 1.4                The Merger..........................................
Section 1.5                Effective Time......................................
Section 1.6                Closing.............................................
Section 1.7                Directors and Officers of the
                           Surviving Corporation...............................
Section 1.8                Shareholders' Meeting...............................
Section 1.9                Merger Without Meeting of Shareholders..............

ARTICLE II                 CONVERSION OF SECURITIES............................
Section 2.1                Conversion of Capital Stock.........................
Section 2.2                Exchange of Certificates............................
Section 2.3                Transfer of Shares After the
                           Effective Time......................................
Section 2.4                Company Plans.......................................
Section 2.5                Certain Adjustments.................................

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......
Section 3.1                Organization........................................
Section 3.2                Capitalization......................................
Section 3.3                Authorization; Validity of Agreement;
                           Company Action......................................
Section 3.4                Consents and Approvals; No Violations...............
Section 3.5                SEC Reports and Financial Statements................
Section 3.6                Absence of Certain Changes..........................
Section 3.7                No Undisclosed Liabilities..........................
Section 3.8                Litigation..........................................
Section 3.9                Employee Benefit Plans; ERISA.......................
Section 3.10               Tax Matters.........................................
Section 3.11               Title and Condition of Properties...................
Section 3.12               Intellectual Property...............................
Section 3.13               Compliance with Laws................................
Section 3.14               Contracts...........................................
Section 3.15               Relationships with Franchisees......................
Section 3.16               Potential Conflicts of Interest.....................
Section 3.17               Information in Proxy Statement......................
Section 3.18               Opinion of Financial Advisor........................
Section 3.19               Brokers or Finders..................................

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES
                      OF PARENT AND THE PURCHASER..........
Section 4.1                Organization........................................
Section 4.2                Authorization; Validity of Agreement;

                           Necessary Action....................................
Section 4.3                Consents and Approvals; No Violations...............
Section 4.4                Information in Proxy Statement......................

Section 4.5                Sec Reports and Financial Statements...............

ARTICLE V                  COVENANTS...........................................
Section 5.1                Interim Operations of the Company...................
Section 5.2                Access; Confidentiality.............................
Section 5.3                Consents and Approvals..............................
Section 5.4                No Solicitation.....................................
Section 5.5                Additional Agreements...............................
Section 5.6                Publicity...........................................
Section 5.7                Notification of Certain Matters.....................
Section 5.8                Directors' and Officers' Insurance and
                           Indemnification.....................................

ARTICLE VI                 CONDITIONS.........................................
Section 6.1                Conditions to Each Party's Obligation
                           to Effect the Merger...............................
Section 6.2                Conditions to Parent's and the Purchaser's
                           Obligations to Effect the Merger....................

ARTICLE VII                TERMINATION.........................................
Section 7.1                Termination.........................................
Section 7.2                Effect of Termination..............................

ARTICLE VIII               MISCELLANEOUS......................................
Section 8.1                Fees and Expenses...................................
Section 8.2                Amendment and Modification.........................
Section 8.3                Nonsurvival of Representations and
                           Warranties..........................................
Section 8.4                Notices.............................................
Section 8.5                Interpretation......................................
Section 8.6                Counterparts........................................
Section 8.7                Entire Agreement; No Third Party
                           Beneficiaries.......................................
Section 8.8                Severability........................................
Section 8.9                Governing Law.......................................
Section 8.10               Assignment..........................................
Section 8.11               Company's Knowledge.................................

Certain Conditions of the Offer.........................................Annex A

                                       AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement"), dated as of November 19, 1997, by and among HFS Incorporated, a Delaware corpo ration ("Parent"), JH Acquisition Corp., a Virginia corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and Jackson Hewitt Inc., a Virginia corporation (the "Company").

                  WHEREAS, the Board of Directors of each of Parent, Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

                  WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Parent and the Purchaser to enter into this Agreement, the Company has entered into a Stock Option Agreement with Parent and the Purchaser (the "Stock Option Agreement"), pursuant to which the Company has granted to the Purchaser an option to purchase Shares (as hereinafter defined) upon the terms and subject to the conditions set forth in the Stock Option Agreement;

                  WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Parent and the Purchaser to enter into this Agreement, certain shareholders of the Company have entered into a Shareholder Agreement, dated as of the date hereof (the "Shareholder Agreement"), among Parent, the Purchaser and the shareholders named therein providing, among other things, that each such shareholder will tender its Shares pursuant to the Offer (as hereinafter defined), will vote in favor of the Merger, and will grant a proxy to Parent for that purpose;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                              THE OFFER AND MERGER

                  Section 1         The Offer.

                           (a)      As promptly as practicable (but in no event
later than five business days after the public announcement of the execution hereof), the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) a tender offer (the "Offer") for all of the outstanding shares of Common Stock, par value $.02 per share (the "Shares"), of the Company at a price of $68.00 per Share, net to the seller in cash (such price, or such other price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which represents more than two-thirds of the Shares outstanding on a fully diluted basis (without giving effect to any Shares issuable pursuant to the Stock Option Agreement) (the "Minimum Condition") and to the other conditions set forth in Annex A hereto. The obligations of the Purchaser to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be sub ject only to the Minimum Condition and the other conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement, the Minimum Condition and the other conditions set forth in Annex A here to. The Purchaser shall not decrease the Offer Price or decrease the number of Shares sought, or amend any other condition of the Offer in any manner adverse to the holders of the Shares (other than with respect to insignificant changes or amendments and subject to the last sentence of this
Section 1.1(a)) without the written consent of the Company (such consent to be authorized by the Board of Directors of the Company or a duly authorized committee thereof); provided, however, that if on the initial scheduled expiration date of the Offer which shall be January 5, 1998 and which may not be accelerated without the Company's prior written approval, all conditions to the Offer shall not have been satisfied or waived, the Purchaser may, from time to time, in its sole discretion, extend the expiration date for one or more periods not to exceed an aggregate of 40 business days. The Pur chaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law as long as such date is on or after January 5, 1998; provided, however, that if, immediately prior to the initial expiration date of the Offer (as it may be extended), the Shares tendered and not withdrawn pursuant to the Offer equal less than 90% of the outstanding Shares, the Purchaser may extend the Offer for one or more periods not to exceed an aggregate of thirty business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer.

                           (b)      As soon as practicable on the date the Offer
is comenced, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on
Schedule 14D-1 with respect to the Offer (together with all amend ments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1").

Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not mis leading, except that no representation is made by Parent or the Purchaser with respect to information furnished by the Company for inclusion in the Offer Documents. The information supplied in writing by the Company for inclusion in the Offer Documents and by Parent or the Purchaser for inclusion in the Schedule 14D-9 (as hereinafter defined) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not mislead ing. Each of Parent and the Purchaser will take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect and the Purchaser will take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the Schedule 14D-1 before it is filed with the SEC. In addition, Parent and the Purchaser will provide the Company and its counsel in writing with any comments, whether written or oral, Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such com ments.

                  Section 2         Company Actions.

                           (a)      The Company hereby approves of and consents
to the Offer and represents that the Board of Directors, at a meeting duly called and held, has (i) unanimously deter mined that each of the Agreement, the Offer and the Merger (as defined in Section 1.4) are fair to and in the best interests of the shareholders of the Company, (ii) approved this Agreement, the Stock Option Agreement, the Shareholders Agreement, and the transactions contemplated hereby and thereby, including the Offer and the Merger (collectively, the "Transactions"), and such approval constitutes approval of the Offer, the Stock Option, this Agreement, the Stock Option Agreement, the Shareholders Agreement and the Transactions, for purposes of Sections 13.1-727 and Sections 13.1-728.1 et seq. of the Virginia Stock Corporation Act (the "VSCA") (iii) resolved to recommend that the shareholders of the Company accept the Offer, tender their Shares thereunder to the Purchas er and approve and adopt this Agreement and the Merger; provided, that such recommendation may be withdrawn, modified or amended if, in the opinion of the Board of Directors, only after receipt of (x) a written opinion from the Company's investment banking firm that the Acquisition Proposal (as defined in Section 5.4(a)) is superior, from a financial point of view, to the Offer and the Merger and (y) advice from independent legal counsel to the Company to the effect that the failure to with draw, modify or amend such recommendation would be likely to result in the Board of Directors violating its fiduciary duties to the Company's shareholders under applicable law. The Company represents that the actions set forth in this Section 1.2(a) and all other actions it has taken in connection therewith are sufficient to render the relevant provisions of Sections 13.1-725.1, 13.1-726 and 13.1-728.3 of the VSCA inapplicable to the Transactions.

                           (b)      Concurrently with the commencement of the
Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the provisions of Section 5.4(b), contain the recommendation referred to in clause (iii) of Section 1.2(a) hereof. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue state ment of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or the Purchaser for inclusion in the Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel with any comments, whether written or oral, that the Compa ny or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

                           (c)      In connection with the Offer, the Company
will promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of all recordholders of the Shares as of a recent date, and shall furnish the Purchaser with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and assistance as the Purchaser or its agents may reasonably request in communi cating the Offer to the record and beneficial holders of the Shares. Except for such steps as are necessary to disseminate the Offer Documents, Parent and the Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

                  Section 3 Directors. Promptly upon the purchase of and payment for any Shares by Parent or any of its subsidiaries which represents at least two-thirds of the outstanding Shares (on a fully diluted basis), Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the number of Shares so accepted for payment bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon request of the Purchaser, use its best efforts promptly to secure the resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be so elect ed to the Company's Board, and shall take all actions available to the Company to cause Parent's designees to be so elected. At such time, the Company shall also cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary (as defined in Section 3.1) of the Company and (iii) each committee (or similar body) of each such board. The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1.3, including mailing to shareholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. Parent or the Purchaser will supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.3 are in addition to and shall not limit any rights which the Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

                  Section 4 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the applicable provisions of the VSCA, at the Effective Time (as defined in Section 1.5), the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (a) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (b) the Company shall be the successor or surviv ing corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Virginia, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.4. Pursuant to the Merger, (x) the Articles of Incorporation of the Purchaser (the "Articles of Incorporation"), as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation, and
(y) the Bylaws of the Purchaser (the "Bylaws"), as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, by the Articles of Incorporation or by such Bylaws. The Merger shall have the effects specified in the VSCA.

                  Section 5 Effective Time. On the date of the Closing (as defined in Section 1.6) (or on such other date as Parent and the Company may agree) Parent, the Purchaser and the Company will cause Articles of Merger with respect to the Merger to be executed and filed with the Virginia State
Corporation Commission as provided in the VSCA. The Merger shall become effective upon the issuance by the State Corporation Commission of a certificate of merger, such time being hereinafter referred to as the "Effective Time".

                  Section 1.6 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, unless another date or place is agreed to in writing by the parties hereto.

                  Section 1.7 Directors and Officers of the Surviving Corporation. The directors and officers of the Purchaser at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Bylaws.

                  Section 1.8       Shareholders' Meeting.

                           (a)      If required by applicable law in order to
consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

                           (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") as promptly as practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

                           (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as here inafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its shareholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) to obtain the necessary approvals of the Merger and this Agreement by its shareholders; and

                           (iii)    subject to the provisions of Section 5.4(b),
include in the Proxy Statement the recommendation of the Board that shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

                           (b)      Parent shall vote, or cause to be voted, all
of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

                  Section 1.9 Merger Without Meeting of Shareholders. Notwithstanding Section 1.8 hereof, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto shall, at the request of Parent and subject to
Article VI hereof, take all necessary and appropriate action to cause the Merger to become effective as soon as prac ticable after such acquisition, without a meeting of shareholders of the Company, in accordance with Section 13.1-719 of the VSCA.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  Section 1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or holders of common stock, par value $.01 per share, of the Purchaser (the "Purchaser Common Stock"):

                           (a)      Purchaser Common Stock.  Each issued and
outstanding share of the Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                           (b)      Cancellation of Treasury Stock and Parent
-Owned Stock. All Shares that are owned by the Company as treasury stock and any Shares owned by Parent, the Purchaser or any other wholly owned Subsidiary of Parent shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                           (c)      Exchange of Shares.  Each issued and
outstanding Share (other than Shares to be cancelled in accordance with Section 2.1(b)) shall be converted into the right to receive the Offer Price, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.2. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with
Section 2.2, without interest.

                  Section 2         Exchange of Certificates.

                           (a)      Paying Agent.  Parent shall designate a bank
or trust company to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of the Shares shall become entitled pursuant to Section 2.1(c). Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation.

                           (b)      Exchange Procedures.  As soon as reasonably
practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consid eration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2.

                           (c)      Transfer Books; No Further Ownership Rights
in the Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certifi cates are presented to the Surviving Corporation for any reason, they shall be cancelled and ex changed as provided in this Article II.

                           (d)      Termination of Fund; No Liability.  At any
time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 3 Transfer of Shares After the Effective Time. No transfer of Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

                  Section 4         Company Plans.

                           (a)  Except with respect to any Roll-Over Option (as
defined in Section 2.4(b), the Company shall take such actions as are appropriate to provide that, immediately prior to the Effective Time, (i) all options ("Company Options") outstanding under any of the Company's 1994 Long Term Incentive Plan and the Non-Employee Director Stock Option Plan (together, the "Option Plans"), whether or not then exercisable or vested, shall become fully exercisable and vested, (ii) each Company Option that is then outstanding shall be cancelled and (iii) in consid eration of such cancellation and in full satisfaction of all rights of the holder under the Company Options, Parent shall pay, or shall cause the Purchaser to pay, at the Effective Time, to the holder of each Company Option an amount in cash in respect thereof equal to the product of (A) the excess of the Merger Consideration over the exercise price per Share of such Company Option, multiplied by (B) the number of Shares subject to such Company Option (such payment to be net of applicable withholding taxes).

                           (b)  With respect to each Company Option (a "Roll
-Over Option") as to which the holder thereof, no later than five days prior to the Effective Time, shall have delivered to Parent his or her written election to have such Roll-Over Options treated as provided in this Section 2.4(b), Parent and the Company shall, effective as of the Effective Time, cause each outstanding Roll-Over Option to be assumed by Parent and converted into a fully vested option (or a new substi tute option shall be granted) (a "Parent Option"), exercisable throughout the period specified in the original option award agreement, to purchase shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") issued under and pursuant to the terms and conditions of Parent's 1993 Amended and Restated Stock Option Plan (or such surviving plan as may result from the antic ipated merger of Parent with and into CUC International Inc. ("CUC") pursuant to the Agreement and Plan of Merger, dated as of May 27, 1997, between CUC and Parent), or any other similar stock option plan of Parent adopted specifically for employees of the Company in order to issue Parent Options as provided in this Section 2.4(b) (the "Parent Option Plan"). The parties agree that (i) the number of shares of Parent Common Stock subject to such Parent Option will be determined by multiplying the number of Shares subject to the Roll-Over Option to be cancelled by the Option Exchange Ratio (as hereinafter defined), rounding any fractional share down to the nearest whole share, and (ii) the exercise price per share of such Parent Option will be determined by dividing the exercise price per share under the Roll-Over Option in effect immediately prior to the Effective

Time by the Option Exchange Ratio, and rounding the exercise price thus determined up to the nearest whole cent, subject to appropriate adjustments for stock splits and other similar events. Except as provided above, the converted or substituted Parent Options shall be subject to the same terms and conditions (including, without limitation, expiration date, vesting and exercise provisions) as were applicable to the Roll-Over Options immediately prior to the Effective Time. The Company and Parent shall take all necessary action to facilitate and effect the substitution described in this Section 2.4(b). For purposes of this Agreement, the "Option Exchange Ratio" shall be (x) the Offer Price divided by (y) the average of the closing prices of the Parent Common Stock on the New York Stock Exchange during the five trading days preceding the fifth trading day prior to the Closing Date.

                           (c)      Except as may be otherwise agreed to by
Parent or the Purchaser and the Company, the Option Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted as of the Effec tive Time and no holder of Company Options or any participant in the Option Plans or any other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

                  Section 5 Certain Adjustments. If after the date hereof and on or prior to the Effective Time the Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur (any such action, an "Adjustment Event"), the terms of this Agree ment shall be adjusted accordingly, to provide to the holders of such Shares the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.


                                   ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and the Purchaser that all of the statements contained in this Article III are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date), except as set forth in the applicable section of the schedule attached to this Agreement (the "Company Disclosure Schedule") or as specifically set forth in the Company SEC Documents (as defined in Section 3.5) that are listed on Schedule B of the Company Disclosure Schedule.

                  Section 1 Organization. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. As used in this Agreement, the term "Subsidiary" shall mean all corporations or other entities in which the Company or the Parent, as the case may be, owns a majority of the issued and outstanding capital stock or similar interests. As used in this Agreement, any reference to any event, change or effect being material or having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect as is materially adverse to (i) the consolidated financial condition, businesses, results of operations or prospects of such entity (or, if used with respect there to, of such group of entities taken as a whole) or (ii) the ability of such entity (or group) to consummate the transactions contemplated hereby. The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the prop erty owned, leased or operated by it or the nature of the business conducted by it makes such quali fication or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as set forth on Section 3.1 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, (i) any equity interest in any corporation or other entity or (ii) marketable securities.

                  Section 2 Capitalization.  (a) The authorized capital stock of the Company consists of 30 million Shares and 1 million shares of preferred stock, without par value (the "Preferred Stock"). As of the date hereof, (i) 6,664,982 Shares are issued and outstanding, (ii) no Shares are issued and held in the treasury of the Company, (iii) no shares of Preferred Stock are issued and outstanding, and (iv) 440,984 Shares are reserved for issuance upon exercise of Company Options under the Option Plans. All the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Section 3.2 of the Company Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except for (x) the warrants to purchase 10,000 Shares (the "Warrants") issued pursuant to the Warrant Purchase Agreement, dated as of June 7, 1996 between the Company and NationsBank, N.A., (y) the 440,984 Company Options, and (z) the transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding (ii) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company, or any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

                           (b)      Except as set forth on Section 3.2(b) of the
Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, claims or encumbrances ("Encumbrances").

                           (c)      Except for the Shareholders Agreement, there
are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

                  Section 3 Authorization; Validity of Agreement; Company Action. (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the Stock Option Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by its Board of Directors and, except for obtaining the approval of more than two-thirds of its shareholders of the Merger Agreement in accordance with Section 13.1-718 of the VSCA as contemplated by Section 1.8 here of, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the Stock Option Agreement and the consummation by it of the transactions contemplated hereby and thereby. Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof and thereof by Parent and the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (b)      The Board of Directors of the Company has
duly and validly unanimously approved the Transactions, including the Stock Option, the Offer, the acquisition of Shares pursuant to the Offer, the Shareholders Agreement and the Merger, for the purposes of Article 14 and
Article 14.1 of the VSCA such that the provisions of Article 14 and Article 14.1 of the VSCA will not apply to the transactions contemplated by this Agreement, such approval occurring prior to the time the Purchaser became an "interested shareholder", as that term is defined in Section 13.1-725 of the VSCA.

                  Section 4         Consents and Approvals; No Violations.
Except for the filings set forth in Section 3.4 of the Company Disclosure Schedule and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities or blue sky laws, and the VSCA, none of the execution, delivery or perfor mance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) con flict with or result in any breach of any provision of the Articles of Incorporation, the Bylaws or similar organizational documents of the Company or of any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Gov ernmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, inden ture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Company Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, other than, in the case of clause (iii), for such violations, breaches or defaults that individually or in the aggregate would not (x) have a material adverse effect on the Company and its
Subsidiaries, taken as a whole, or (y) reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement. The affirmative vote of the holders of more than two-thirds of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                  Section 5 SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to Parent, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since April 30, 1995 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "Company SEC Docu ments"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements of the Company included in the Company SEC Documents (the "Financial Statements") have been pre pared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  Section 6 Absence of Certain  Changes.  Except as disclosed in
Section 3.6 of the Company Disclosure Schedule, and except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since April 30, 1997, the Company and its Subsidiaries have conducted their respective businesses only in the ordi nary and usual course and (i) there have not occurred any events or changes (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, and (ii) the Company has not taken any action which would have been prohibited under Section 5.1 hereof.

                  Section 7 No Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations (x) incurred in the ordinary course of business and consistent with past practice (y) pursuant to the terms of this Agreement or (z) as set forth in Section 3.7 of the Company Disclosure Schedule, since April 30, 1997 neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, con tingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries, taken as a whole, or would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto).

                  Section 8 Litigation. (a) Except as set forth in Section 3.8 of the Company Disclosure Schedule, as of the date hereof, there are no suits, claims, actions, proceedings, including, without limitation, arbitration proceedings or alternative dispute resolution proceedings, or investi gations pending or, to the Company's knowledge, threatened against the Company or any of its Sub sidiaries before any Governmental Entity. Except as disclosed in Section
3.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree.

                  (b)  Except  as set  forth  in  Section  3.8  of  the  Company
Disclosure Schedule, there are no suits, claims, actions, proceedings, including, without limitation, arbitration proceedings or alternative dispute resolution proceedings, or investigations pending, or to the Company's knowledge, threatened against the Company or any of its Subsidiaries, or, to the knowledge of the Company, any person acting as an agent or franchisee of the Company, before any Governmental Entity, relating to any claims of unlawful discrimination by any customers, potential customers, franchisees, potential franchisees, employees or potential employees or others.

                  Section 9         Employee Benefit Plans; ERISA.

                           (a)      Section 3.9(a) of the Company Disclosure
Schedule sets forth a true and complete list (or, in the case of an unwritten plan, a description) of all material employee benefit plans, arrangements, contracts or agreements (including employment agreements, severance agree ments and managers' insurance plans) of any type, statutory or otherwise, (including but not limited to plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the Company, any of its Subsidiaries or any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of Section 414(b), 414(c) or 414(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or the regulations, issued under Section 414(o) of the Code ("Benefit Plans").

                           (b)      With respect to each Benefit Plan: (i) if
intended to qualify under Section 401(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code, no condition exists that would reasonably be expected to affect such qualification, and except as set forth on Section 3.9(b) of the Company Disclosure Schedule, there have been no amendments to any such Benefit Plan which are not the subject of a favorable deter mination letter; (ii) such plan has been administered in all material respects in accordance with its terms and U.S. federal, state or local, statutes, orders or governmental rules or regulations, including but not limited to ERISA and the Code, no notice has been issued by any Governmental Entity ques tioning or challenging such compliance, and no condition exists that would be expected to affect such compliance; (iii) no breaches of fiduciary duty have occurred which might reasonably be ex pected to give rise to material liability on the part of the Company; (iv) no disputes are pending, or, to the Company's knowledge, threatened that might reasonably be expected to give rise to material liability on the part of the Company; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred that would give rise to material liability on the part of the Company, any ERISA Affiliate or any of their employees, shareholders or directors; and (vi) all contributions and premiums due as of the date hereof in respect of any Benefit Plan (taking into account any extensions for such contributions and premiums) have been made in full or accrued on the Company's balance sheet forming part of the Financial Statements.

                           (c)      Except as set forth in Section 3.9(c) of the
Company Disclosure Schedule, neither the Company nor any ERISA Affiliate (i) has incurred an accumulated funding deficiency, as defined in the Code and ERISA, or
(ii) has incurred any material liability under Title IV of ERISA with respect to any employee benefit plan that is subject to Title IV of ERISA.

                           (d)      With respect to each Benefit Plan that is a
"welfare  plan" (as defined in section  3(1) of ERISA),  except as  disclosed in
Section 3.9(d) of the Company Disclosure Schedule, no such plan provides medical or death benefits with respect to current or former employ ees of the Company or any of its Subsidiaries beyond their termination of employment, other than as required by law.

                           (e)      Except as set forth in Section 3.9(e) of the
Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contem plated hereby will (i) entitle any individual to severance pay or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual.

                           (f)      There is no Benefit Plan that is a "multiemp
loyer plan," as such term is defined in Section 3(37) of ERISA.

                           (g)      With respect to each Benefit Plan, the
Company has previously delivered to Parent or its representatives accurate and complete copies of all plan documents, summary plan descriptions, summary of material modifications, trust agreements and other related agreements, including all amendments to the foregoing; the most recent annual report; the annual and periodic accounting of plan assets in respect of the two most recent plan years; the most recent determination letter received from the United States Internal Revenue Service (the "Service"); and the actuarial valuation, to the extent any of the foregoing may be applicable to a particular Benefit Plan, in respect of the two most recent plan years.

                  Section 10        Tax Matters.

                           (a) Except as set forth in Section 3.10(a) of the
Fompany is or may be subject to taxation by that jurisdiction.

                           (b)      Neither the Company nor any of its
Subsidiaries has violated any applicable law of any jurisdiction relating to the payment and withholding of Taxes, including, without limitation, (x) withholding of Taxes pursuant to Sections 1441 and 1442 of the Code and (y) withholding of Taxes in respect of amounts paid or owing to any employee, creditor, independent contractor, or other third party. The Company and each of its Subsidiaries have, in the manner pre scribed by law, withheld and paid when due all Taxes required to have been withheld and paid under all applicable laws.

                           (c)      There are no Encumbrances upon the Shares or
any of the assets or properties of the Company or any of its Subsidiaries that arose in connection with any failure (or al leged failure) to pay any Tax when due.

                           (d)      Except as set forth in Section 3.10(d) of
the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (e)      Except as set forth in Section 3.10(e) of
the Company Disclosure Schedule, no federal, state, local or foreign audits, examinations or other administrative proceedings have been commenced or are pending with regard to any Taxes or Tax Returns of the Company or of any of its Subsidiaries. No notification has been received by the Company or by any of its Subsidiaries that such an audit, examination or other proceeding is pending or threatened with respect to any Taxes due from or with respect to or attributable to the Company or any of its Subsidiaries or any Tax Return filed by or with respect to the Company or any of its Subsidiaries.

                           (f)      During their most recent five taxable years
respectively, neither the Company nor any of its Subsidiaries has made a change in accounting methods (nor has any taxing authority proposed in writing any such adjustment or change of accounting method), received a ruling from any taxing authority or signed an agreement with any taxing authority which could have a material adverse effect on the Company or any of its Subsidiaries, or has entered into any closing or similar agreement with any taxing authority.

                           (g)      Neither the Company nor any of its
Subsidiaries  is a party  to,  is bound by or has any  obligation  under any Tax
sharing  agreement,  Tax  indemnification   agreement  or  similar  contract  or
arrangement.

                           (h)      No power of attorney with respect to any
matter relating to Taxes or Tax Returns has been granted by or with respect to the Company or any of its Subsidiaries.

                           (i)      Neither the Company nor any of its
Subsidiaries is a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or the payment of any amount that is not deductible by reason of Section 162(m) of the Code.

                           (j)      Neither the Company nor any of its
Subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

                           (k)      None of the Subsidiaries of the Company is a
controlled foreign corporation within the meaning of Section 957 of the Code or a passive foreign investment company within the meaning of Section 1296 of the Code.

                           (l)      The Company has delivered to Parent complete
and accurate copies of each of: (A) all audit, examination and similar reports and all letter rulings and technical advice memoranda relating to United States federal, state, local, and foreign Taxes due from or with respect to the Company and its Subsidiaries; (B) all United States federal, state and local, and foreign Tax Returns, Tax examination reports and similar documents filed by the Company and its Subsidiaries; and (C) all closing agreements entered into by the Company and its Subsidiaries with any taxing authority and all statements of Tax deficiencies assessed against or agreed to by the Company and its Subsidiaries. The Company will deliver to the Purchaser all materials with respect to the fore going for all matters arising after the date hereof.

                           (m)      As used in this Agreement, the following
terms shall have the following meanings:

                           (i) "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, with holding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto; and

                           (ii) "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or at tachment thereto, and including any amendment thereof.

                  Section 11 Title and Condition of Properties. Except as set forth on Section 3.11 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries own any real property. The Company and its Subsidiaries own good and marketable title, free and clear of all Encumbrances, to all of the personal property and assets shown on the Balance Sheet or acquired after April 30, 1997 except for (A) assets which have been disposed of to nonaffiliated third parties since April 30, 1997 in the ordinary course of business, (B) Encumbrances reflected in the Balance Sheet, (C) Encumbrances or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materi ally interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (D) Encumbrances for current Taxes not yet due and payable. All of the equipment (including computer hardware) and other tangible personal property and assets owned or used by the Company and its Subsidiaries are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are useable in the ordinary course of business. The personal property and assets reflected on the Balance Sheet or acquired after April 30, 1997, the rights under the Company Agreements and the Intellectual Property (as defined in Section 3.12) owned or used by the Compa ny under valid license, collectively include all assets necessary to provide, produce, franchise, sell and license the services and products currently provided, produced, franchised, sold and licensed by the Company and its Subsidiaries and to conduct the business of the Company and its Subsidiaries as presently conducted or as currently contemplated to be conducted.

                  Section 12        Intellectual Property.

                  (a) As used in this Agreement, "Intellectual Property" means all of the fol lowing, in which the Company holds or owns any rights which are necessary to conduct the business of the Company and its Subsidiaries as presently conducted or as currently proposed to be conduct ed: (i) trademarks, trade dress, service marks, logos, trade names, corporate names and all regis trations and applications to register the same; (ii) patents and pending patent applications, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof; (iii) copyrights, rights of publicity, rights in any semi-conductor chip product works or "mask works" and all registrations and applications to register the same; (iv) all computer software programs, including without limitation, all source code and object code; databases and compilations, including all data and compilations of data; all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and training materials relating to the foregoing (collectively,
"Computer Software"); (v) all technology, know-how, trade secrets and proprietary processes and formulae; and (vi) all licenses and agreements to which the Company or any of the Subsidiaries is a party which relate to any of the foregoing, including but not limited to Computer Software licenses other than shrink-wrap licenses for off-the-shelf applications ("Licenses").

                  (b) Except as otherwise set forth on Section 3.12(b) of the Company Disclosure Schedule, the Company or its Subsidiaries owns or has the right to use, sell or license all Intellectual Property, free and clear of all Encumbrances. Section 3.12(b) of the Company Disclosure Schedule contains a true and complete list of all of the following Intellectual Property: (i) copyright registra tions and applications and material unregistered copyrights; (ii) trademark and service mark registra tions and applications and material unregistered trademarks, service marks and trade names; (iii) pat ents and patent applications; (iv) Computer Software; and (v) material Licenses.

                  (c) Except as set forth in Section 3.12(c) of the Company Disclosure Schedule, all Computer Software (i) was developed (x) by employees of the Company or its Subsidiaries within the scope of their employment or (y) as "works-made-for-hire" as that term is defined under Section 101 of the United States copyright laws, pursuant to a written agreement; (ii) was assigned to the Company or its Subsidiaries pursuant to a written agreement; (iii) is used in accordance with rights granted to the Company or its Subsidiaries pursuant to a written License; or (iv) is in the public domain. Except as set forth in Section 3.12(c) of the Company Disclosure Schedule, no former or present employees, officers or directors of the Company hold any right, title or interest directly or indirectly, in whole or in part, in or to any Computer Software or any other Intellectual Property.

                  (d) No breach or default (or event which with notice or lapse of time or both would result in an event of default) by the Company or any of its Subsidiaries exists or has occurred under any of the Licenses, and the consummation of the transactions contemplated by this Agree ment will not violate or conflict with or constitute such a default, result in a forfeiture under, or con stitute a basis for termination of any such License.

                  (e) Except as set forth in Section 3.12(e) of the Company Disclosure Schedule, to the Company's knowledge the conduct of the Company's and its Subsidiaries' business and the use of the Intellectual Property do not infringe, violate or misuse any intellectual property rights or any other proprietary right of any person or give rise to any obligations to any person as a result of co- authorship, or co-inventorship. Neither the Company nor any of the Subsidiaries have received any notice of any claims or threats that the Company's and its Subsidiaries' use of any of the Intellectual Property infringes, violates or misuses, or is otherwise in conflict with any Intellectual Property or proprietary rights of any third party or that any of the Intellectual Property is invalid or unenforceable, nor to the Company's knowledge, is there a basis for such a claim. Except as set forth in Section 3.12(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has sent to any other person any notice or claim of any present or threatened infringe ment, violation or misuse by any other person of any of the Intellectual Property and, to the Company's knowledge, there are no such infringements, violations or misuses.

                   (f) The Company and its Subsidiaries have used reasonable efforts to maintain the confidentiality of its trade secrets and other confidential Intellectual Property.

                  Section 13 Compliance with Laws. (a) The Company and its Subsidiaries are in compliance with, and have not violated any applicable law, rule or regulation of any United States federal, state, local or foreign government or agency thereof which materially affects the business, properties or assets of the Company and its Subsidiaries, including without limitation all laws, rules or regulations relating to Taxes and the preparation and electronic filing of Tax Returns, and no notice, charge, claim, action or assertion has been received by the Company or any of its Subsidiar ies or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries alleging any such violation. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect, except where the failure to have such licenses, permits and approvals would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                           (b) The terms and conditions of (i) the accelerated
check requests, refund anticipation loans and other financial products offered from time to time by the Company, its Subsidiaries and franchisees (collectively, the "Bank Products"), and (ii) all franchise arrangements entered into, including the form of Franchise Agreement attached from time to time to the Company's Franchise Offering Circular, currently comply, and have at all times in the past complied, with all applicable laws, rules or regulations of any United States federal, state, local or foreign gov ernment or agency thereof, including without limitation all laws, rules or regulations relating to Taxes.

                           (c)      Except as set forth in Section 3.13 of the
Company Disclosure Schedule, the procedures utilized by, and the practices of, the Company and each of its Subsidiaries for the preparation and electronic filing of Tax Returns currently comply, and have at all times in the past complied, with all applicable laws, rules or regulations of any United States federal, state, local or foreign government or agency thereof, including without limitation all laws, rules or regula tions relating to Taxes and the preparation and electronic filing of Tax Returns.

                           (d)      Except as set forth in Section 3.13 of the
Company Disclosure Schedule, the Company and its Subsidiaries and, to the knowledge of the Company, each person acting as an agent or franchisee of the Company, is in compliance with all laws, rules and regulations having the purpose or effect of prohibiting unlawful discrimination against customers, potential customers, franchisees, potential franchisees, present and former employees, applicants for employment or others and, to the knowledge of the Company, the Company has received no com plaints from any person that the Company or any agent or franchisee has engaged in any unlawful discrimination.

                  Section 14 Contracts. (a) Each material Company Agreement is legally valid and binding and in full force and effect. The Company has previously made available for inspection by Parent or the Purchaser or their representatives all material Company Agreements.

                  (b) Each contract, agreement or arrangement between the Company and any bank or financial institution with respect to Bank Products (the "Bank Product Agreements") is legally valid and binding and in full force and effect. The Company is not in default, nor to the Company's knowledge is any third party in default, under any Bank Product Agreement. The Company has previously made available for inspection by Parent or the Purchaser or their represen tatives complete and accurate copies of all Bank Product Agreements.

                  Section 15 Relationships with Franchisees. Except as set forth in Section 3.15 of the Company Disclosure Schedule, since April 30, 1997, no franchisee of the Company or any of its Subsidiaries has cancelled or otherwise modified its relationship with the Company or its subsidiaries and (i) to the Company's knowledge, no such person has threatened or has any intention to do so, and (ii) to the Company's knowledge, the consummation of the transactions contemplated hereby will not adversely affect any of such relationships. Section
3.15 of the Company Disclosure Schedule sets forth a complete list of all franchisees of the Company as of the date hereof. No more than 25% of such franchise agreements with the Company differ from the form of Franchise Agreement attached to the Company's Franchise Offering Circular dated July 1, 1997 (the "Form"), and none of such differences from the Form are material.

                  Section 16 Potential Conflicts of Interest. Except as set forth in Section 3.16 of the Company Disclosure Schedule or in the Company SEC Reports, no officer of the Company or any of its Subsidiaries owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any person which is a competitor, lessor, lessee, franchisee, customer or supplier of the Company or any of its Subsidiaries; and no officer or director of the Company or any of its Subsidiaries (i) owns, directly or indirectly, in whole or in part, any Intellectual Property which the Company or any of its Subsidiaries is using or the use of which is necessary for the business of the Company or any of its Subsidiaries; (ii) has any claim, charge, action or cause of action against the Company or any of its Subsidiaries, except for claims for ac crued vacation pay, accrued benefits under the Benefit Plans and similar matters and agreements existing on the date hereof; (iii) has made, on behalf of the Company or any of its Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other person of which any officer or director of the Company, or, to the Company's knowledge, a relative of any of the fore going, is a partner or stockholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies); (iv) owes any money to the Company or any of its Subsidiaries; (v) is owed any money by the Company or any of its Subsidiaries; or (vi) is a party to any transaction, agreement, arrangement or understanding with the Company or any of its Subsidiaries other than items arising out of the ordinary course of employment with the Company.


                  Section 17 Information in Proxy Statement. The Proxy Statement, if any (or any amendment thereof or supplement thereto), will, at the date mailed to Company shareholders and at the time of the meeting of Company shareholders to be held in connection with the Merger, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or the Purchaser for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  Section 18 Opinion of Financial Advisor. The Company has received the opinion of Janney Montgomery Scott Inc. dated the date hereof, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, a copy of which opinion has been delivered to Parent and the Purchaser, it being understood and agreed by Parent and the Purchaser that such opinion is for the benefit of the Board of Directors of the Company and may not be relied upon by the Parent or Purchaser or their affiliates or stockholders.

                  Section 19 Brokers or Finders. The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except for Janney Montgomery Scott Inc., whose engagement letter has previously been provided to Parent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

                  Parent and the Purchaser represent and warrant to the Company that the statements contained in this Article IV are true and correct as of the date of this Agreement and, subject to modification as appropriate to effect the anticipated merger of Parent with and into CUC pursuant to the Agreement and Plan of Merger, dated as of May 27, 1997, between CUC and Parent, will be true and correct as of the Closing Date as though made on the Closing Date.

                  Section 1 Organization. Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on Parent and its Subsidiaries, taken as a whole. Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries, taken as a whole.

                  Section 2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and the Purchaser of this Agreement, and the consummation of the Merger and of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent and the Purchaser and by Parent as the sole stockholder of the Purchaser and no other corporate action on the part of Parent and the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and the Pur chaser, as the case may be, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and the Purchaser, as the case may be, enforceable against each of them in accordance with its terms, except that (i) such en forcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 3 Consents and Approvals; No Violations. Except as set forth in Section 4.3 of the schedule attached to this Agreement setting forth exceptions to Parent's representations and warranties set forth herein and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state securities or blue sky laws, and the VSCA and the DGCL, none of the execution, delivery or performance of this Agreement by Parent or the Purchaser, the consum mation by Parent or the Purchaser of the transactions contemplated hereby or compliance by Parent or the Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws of Parent or the Purchaser,
(ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, or any of its Subsidiaries or the Purchaser is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets.

                  Section 4 Information in Proxy Statement. None of the information supplied by Parent or the Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to shareholders and at the time of the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  Section 5 SEC Reports and Financial Statements. Parent has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since April 30, 1995 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents, includ ing, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regula tions of the SEC thereunder. The financial statements of Parent included in the Parent SEC Documents (the "Parent Financial Statements") have been prepared from, and are in accordance with, the books and records of Parent and its consolidated subsidiaries, comply in all material re spects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Parent and its consolidated subsidiaries as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normal year-end audit adjustments).


                                    ARTICLE V

                                    COVENANTS

                  Section 1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 5.1 of the Company Disclosure Schedule, or (iii) as consented to in writing by Parent, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, and prior to the time the directors of the Purchaser have been elected to, and shall constitute two-thirds of, the Board of Directors of the Company pursuant to Section 1.3 (the "Ap pointment Date"):

                           (a)      the business of the Company and its
Subsidiaries shall be conducted only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and each of the Company and its Subsidiaries shall use its best efforts to preserve its business organization intact, keep available the services of its current officers and employees and maintain its existing relations with franchisees, customers, suppliers, creditors, business partners and others having business dealings with it, to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time of the Merger in any material respect;

                           (b)      the Company will not, directly or
indirectly, (i) sell, transfer or pledge or agree to sell, transfer or pledge any of the shares, preferred stock or capital stock of any of its Subsidiaries beneficially owned by it, (ii) amend its Articles of Incorporation or Bylaws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or Preferred Stock or any outstanding capital stock of any of the Subsidiaries of the Company;

                           (c)      neither the Company nor any of its
Subsidiaries shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) except pursuant to the Stock Option Agreement, issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than Shares reserved for issuance on the date hereof pursuant to the exercise of Company Options outstanding on the date hereof;
(iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice, or incur or modify any material indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (iv) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

                           (d)      neither the Company nor any of its
Subsidiaries shall:  (i) grant any
increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its executive officers or key employees or (ii)(A) adopt any new, or (B) amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan agreement or arrangement; or (iii) enter into any employment or severance agreement with or, except in accordance with the existing written policies of the Company, grant any severance or termination pay to any officer, director or employee of the Company or any of its Subsidiaries;

                           (e)      neither the Company nor any of its
Subsidiaries shall modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

                           (f)      neither the Company nor any of its
Subsidiaries shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice;

                           (g)      neither the Company nor any of its
Subsidiaries shall: (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obliga tions of any other person, except in the ordinary course of business and consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company); or (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate);

                           (h)      neither the Company nor any of its
Subsidiaries shall change any of the accounting methods used by it unless required by GAAP;

                           (i)      neither the Company nor any of its
Subsidiaries  shall  pay,  discharge  or  satisfy  any  claims,  liabilities  or
obligations   (absolute,   accrued,   asserted  or  unasserted,   contingent  or
otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries;

                           (j)      neither the Company nor any of its
Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

                           (k)      neither the Company nor any of its
 Subsidiaries will take, or agree
to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied, or that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would impair the ability of the Company to consummate the Merger in accordance with the terms hereof or delay such consummation; and

                           (l)      neither the Company nor any of its
Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

                  Section 2 Access; Confidentiality. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, full access to all its properties, books, contracts, commitments and records and the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and
(b) all other information concerning its business, properties and personnel as Parent may reasonably request. Unless otherwise required by law and until the Appointment Date, Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of a letter agreement dated
September 22, 1997, between the Company and the Parent (the "Confidentiality Agreement").

                  Section 3 Consents and Approvals. (a) Each of the Company, Parent and the Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agree ment and the transactions contemplated hereby. Each of the Company, Parent and the Purchaser will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

                           (b)      The Company and Parent shall take all
reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

                  Section 4 No Solicitation. (a) Neither the Company nor any of its Subsidiaries or affiliates shall (and the Company shall cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accoun tants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or nego tiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) concerning any merger, tender offer, exchange offer, sale of assets, sale of shares of capital stock or debt securities or similar transactions involving the Company or any Subsidiary (an "Acquisition Proposal"). The Company will immedi ately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, the Company may furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if (x) such entity or group has on an unsolicited basis submitted a bona fide written propos al to the Board of Directors of the Company relating to any such transaction which the Board deter mines in good faith, represents a superior transaction to the Offer and the Merger and which is not subject to the receipt of any necessary financing and (y) in the opinion of the Board of Directors of the Company, only after receipt of (i) a written opinion from the Company's investment banking firm that the Acquisition Proposal is superior, from a financial point of view, to the Offer and the Merger, and (ii) advice from independent legal counsel to the Company to the effect that the failure to provide such information or access or to engage in such discussions or negotiations would be likely to cause the Board of Directors to violate its fiduciary duties to the Company's shareholders under applicable law (an Acquisition Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The Company will promptly communicate to Parent the terms of any proposal, discussion, negotiation or inquiry (and will disclose any written materials received by the Company in connection with such proposal, discussion negotiation, or inquiry) and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction.


                           (b)      Except as set forth herein, neither the
Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or the Purchaser, the approval or recommendation by such Board of Directors or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares in the Offer, the Board of Directors of the Company may (subject to the terms of this and the following sentence) withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, provided, that the Company shall promptly advise Parent orally and in writing of any Superior Proposal or any inquiry which could lead to a Superior Proposal, shall specify the material terms and conditions of such Superior Proposal and identify the person making such Superior Proposal; provided, further, that the Company shall not enter into an agreement with respect to a Superior Proposal unless the Company shall have furnished Parent with written notice not later than 12:00 noon 2 days in advance of any date that it intends to enter into such agreement. In addition, if the Company enters into an agree ment with respect to any Acquisition Proposal, it shall concurrently with entering into such agree ment pay, or cause to be paid, to Parent the Termination Fee (as defined in Section 8.1(b)).

                  Section 5 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company and Parent shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

                  Section 6 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

                  Section 7 Notification of Certain Matters. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section 8 Directors' and Officers' Insurance and Indemnification. (a) For five years after the Effective Time, the Surviving Corporation (or any successor to the Surviving Corpo ration) shall indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries (each an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permitted under Virginia law (provided that such actions or omissions were in compliance with the standards set forth under Virginia law, the Articles of Incorporation or the Bylaws), subject to the terms of the Articles of Incorporation and the Bylaws, all as in effect at the date hereof; provided that, in the event any claim or claims are asserted or made within such five year period, all rights to indemni fication in respect of any such claim or claims shall continue until disposition of any and all such claims; provided, further, that nothing herein shall impair any rights or obligations of any present or former directors or officers of the Company.

                           (b)      Parent or the Surviving Corporation shall
maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of not less than five years after the Effective Date; provided, that the Parent may substitute therefor policies of substantially similar coverage and amounts containing terms no less favorable to such former direc tors or officers; provided, further, that in no event shall the Company be required to pay aggregate premiums for insurance under this
Section in excess of 200% of the aggregate premiums paid by the Company in 1997 on an annualized basis for such purpose.


                                   ARTICLE VI

                                   CONDITIONS

                  Section 1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or the Purchaser, as the case may be, to the extent permitted by applicable law:

                           (a)      Stockholder Approval.  This Agreement shall
have been approved and adopted by the requisite vote of the holders of the Shares, if required by applicable law, in order to consummate the Merger;

                           (b)      Statutes; Consents.  No law, statute, rule,
order, decree or regulation shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction which declares this Agreement invalid or unenforceable in any material respect or which prohibits consum mation of the Merger and all governmental consents, orders and approvals required for the consummation of the Merger and the other transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time;

                           (c)      Purchase of Shares in Offer.  Parent, the
Purchaser or their affiliates shall have purchased Shares pursuant to the Offer; and

                           (d)      HSR Approval.  The applicable waiting period
under the HSR Act shall have expired or been terminated.

                  Section 2 Conditions to Parent's and the Purchaser's Obligations to Effect the Merger. The obligations of Parent and the Purchaser to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Parent and the Purchaser, to the extent permitted by applicable law.

                  (a) Compliance with Obligations. All actions contemplated by Section 2.4 hereof shall have been taken;

                  (b) Representations and Warranties. The representations and warranties of the Company set forth in Article III hereof shall be true in all material respects; and

                  (c) Covenants. The Company shall have complied in all material respects with its obligations under the terms of this Agreement.


                                   ARTICLE VII

                                   TERMINATION

                  Section 1 Termination. This Agreement may be terminated and the transaction contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

                           (a)      By the mutual written consent of the Board
of Directors of Parent or the Purchaser and the Board of Directors of the Company.

                           (b)      By either of the Board of Directors of the
Company or the Board of Directors of Parent or the Purchaser:

                           (i) if the Offer shall have expired without any Shares being purchased therein; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Parent or the Purchaser, as the case may be, to purchase the Shares pursuant to the Offer on or prior to such date; or

                           (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and non-appealable.

                           (c)      By the Board of Directors of the Company:

                           (i) if Parent, the Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is in material breach of its obligations under this Agreement;

                           (ii) in connection with entering into a definitive agreement in accordance with Section 5.4(b), provided it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Termination Fee; or

                           (iii) if Parent or the Purchaser shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to Parent or the Purchaser, as applicable, except, in any case, for such breaches which are not, in Parent's opinion, reasonably likely to affect adversely Parent's or the Purchaser's ability to complete the Offer or the Merger.

                           (d)      By the Board of Directors of Parent or the
Purchaser:

                           (i) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent, the Purchaser, or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer;

                           (ii) if prior to the  purchase of Shares  pursuant to
         the Offer, the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which
         (A) would give rise to the failure of a condition set forth in paragraph (f) or (g) of Annex A hereto and (B) cannot be or has not been cured within 30 days after the giving of written notice to the Company; or

                           (iii) if either Parent or the Purchaser is entitled to terminate the Offer as a result of the occurrence of any event set forth in paragraph (e) of Annex A hereto.

                  Section 2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Parent or the Company except (A) for fraud or for breach of this Agreement and (B) as set forth in Section 8.1.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 1 Fees and Expenses. (a) Except as contemplated by this Agreement, including Section 8.1(b) hereof, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

                           (b)      If (x) the Board of Directors of the Company
shall terminate this Agreement pursuant to Section 7.1(c)(ii), (y) the Board of Directors of Parent or the Purchaser shall terminate this Agreement pursuant to
Section 7.1(d)(iii) hereof, or (z) prior to the termination of this Agreement (other than by the Board of Directors of the Company pursuant to Section 7.1(c)(i) or 7.1(c)(iii)), an Acquisition Proposal shall have been made and within 12 months of such termination, the same or another Acquisition Proposal from the same or another party shall be accepted and the related transaction consummated pursuant to a definitive agreement or otherwise, the Company shall pay to Parent (concurrently with such termination, in the case of clauses (x) or (y) above, and not later than two business days after the Company takes any such action with respect to an Acquisition Proposal, in the case of clause (z) above) an amount equal to $13,650,000 plus an amount equal to the fees and expenses incurred by Parent and the Purchaser in connection with the Offer, the Merger, this Agreement and the consummation of the transactions contemplated hereby (the portion of such fees and expenses payable hereunder not to exceed $750,000) (the "Termination Fee").

                  Section 2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto (by action taken by their respective Boards of Directors), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.

                  Section 3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

                  Section 4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or the Purchaser, to:

                           HFS Incorporated
                           6 Sylvan Way
                           Parsippany, New Jersey 07054
                           Attention:  James E. Buckman, Esq.
                           Telephone No.:
                           Telecopy No.:  (973) 496-5335

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attention:  David Fox, Esq.
                           Telephone No.: (212) 735-3000
                           Telecopy No.:  (212) 735-2000

                           and

                  (b)      if to the Company, to:

                           Jackson Hewitt Inc.
                           4575 Bonnie Road
                           Virginia Beach, VA  23462
                           Attention:  Keith E. Alessi
                           Telephone No.:  (757) 473-3300
                           Telecopy No.:   (757) 473-8409

                           with a copy to:

                           Kaufman & Canoles
                           One Commercial Place
                           Norfolk, Virginia 23514
                           Attention:  John M. Paris, Jr., Esq.
                           Telephone No.:  (757) 624-3000
                           Telecopy No.:   (757) 624-3169

                  Section 5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". As used in this Agreement, (a) the term "affiliate(s)" shall have the meaning set forth in Rule l2b-2 of the Exchange Act, and (b) the term

"Company's knowledge" means the knowledge that the directors and officers of the Company and its Subsidiaries and the employees of the Company and its Subsidiaries having responsibility for the particular subject matter at issue would possess after reasonable investigation and inquiry.

                  Section 6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effec tive when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 7 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitutes the entire agreement and supersedes all prior agreements and under standings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.8 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 8 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  Section 9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the princi ples of conflicts of law thereof; provided, however, that the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

                  Section 10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent provided, however, that nothing herein shall limit the right of Parent to effect the consummation of its merger with and into CUC pursuant to the Agreement and Plan of Merger, dated as of May 27, 1997, between CUC and Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  Section 11 Company's Knowledge. For purposes of Article III of this Agreement, the term "knowledge of the Company" shall mean the actual knowledge of the directors and executive officers of the Company identified on Schedule B of the Company Disclosure Schedule, without independent investigation.

                  IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                HFS INCORPORATED



                               By:  /s/ Michael Monaco
                               Name:  Michael Monaco
                               Title:  Vice Chairman and Chief Financial Officer


                                                     HJ ACQUISITION CORP.


                               By:  /s/ Michael Monaco
                               Name:  Michael Monaco
                               Title:  Vice Chairman and Chief Financial Officer


                                                     JACKSON HEWITT INC.


                               By:  /s/ Keith Alessi
                               Name:  Keith Alessi
                               Title:  Chairman, President and
                                       Chief Financial Officer

                                     ANNEX A



                  Certain Conditions of the Offer. Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e- 1(c) under the Exchange Act
(relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act has not expired or terminated, (ii) the Minimum Condition has not been satisfied, or (iii) at any time on or after the date of the Merger Agreement and before the time of payment for any such Shares, any of the following events shall occur or shall be determined by the Purchaser to have occurred:

                           (a)      there shall be threatened or pending any
suit, action or proceeding by any Governmental Entity (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent or the Purchaser or their respec tive Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or the purchaser of any Shares under the Offer or pursuant to the Stock Option Agreement or the Shareholders Agreement, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agree ment, the Stock Option Agreement or the Shareholders Agreement, or seeking to obtain from the Company, Parent or the Purchaser any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of the Purchaser, or rendering the Pur chaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (iv) seeking to impose material limitations on the ability of the Purchaser or Parent effec tively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's shareholders, or (v) which other wise is reasonably likely to have a material adverse affect on the consolidated financial condition, business es or results of operations of the Company and its Subsidiaries, taken as a whole;

                           (b)     there shall be any statute, rule, regulation,
judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

                           (c)      there shall have occurred (i) any general
suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or in the NASDAQ National Market

System, for a period in excess of two days (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any United States or foreign governmental authority on the extension of credit by banks or other finan cial institutions, (v) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 20% measured from the close of business on the date of this Agreement for a period of at least five consecutive trading days; provided, however, in the event that there shall have occurred a decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 20% measured from the close of business on the date of this Agreement and which remains in effect on the scheduled expiration date of the Offer but which decline shall not have existed for a period of at least five consecutive trading days, the Purchaser shall extend the Offer for up to five business days in order to enable the Purchaser to determine whether such decline continues for a period of at least five consecutive trading days; provided, further, that the Pur chaser shall be required to notify the Company of its determination to terminate the Offer as a result of the occurrence of a decline contemplated in this paragraph (c)(v) within three days following the occurrence thereof, unless the scheduled expiration date of the Offer (as it may be extended pursuant to the Merger Agreement or the immediately preceding proviso) is to occur within such three day period, in which event the Purchaser shall be required to notify the Company of such determination by 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, or (vi) a change in general financial bank or capital market conditions which materially or adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans;

                           (d)      there shall have occurred any material
adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the consolidated financial condition, businesses, results of operations or prospects of the Company and its Subsidiaries, taken as a whole;

                           (e)(i)  the Board of Directors of the Company or any
committee thereof shall have withdrawn or modified in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Acquisition Proposal or (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 5.4(b) of this Agreement;

                           (f)      any of the representations and warranties of
the Company set forth in this Agreement that are qualified as to materiality shall not be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as of the date of this Agreement and as of the scheduled expiration of the Offer;

                           (g)      the Company shall have failed to perform in
any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement;

                           (h)      this Agreement shall have been terminated in
accordance with its terms;

                           (i)      all of the Warrants shall have been
exercised in full and the Shares issuable upon the exercise thereof shall have been issued; or

                           (j)      the Company shall have received written
resignations, conditioned upon and to be effective only upon the purchase of and payment for by Parent or any of its subsidiaries of Shares which represent at least a majority of the outstanding Shares (on a fully diluted basis), of that number of directors of the Company as Parent is entitled to designate pursuant to Section 1.3 of this Agreement, such that Parent may exercise its rights pursuant to the first sentence of such Section;

which in the reasonable judgment of Parent or the Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or the Purchaser) giving rise to such condition makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares.

                  The foregoing conditions are for the sole benefit of Parent and the Purchaser, may be waived by Parent or the Purchaser, in whole or in part, at any time and from time to time in the sole discretion of Parent or the Purchaser. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.